Exhibit 4.15

CHARTERED SEMICONDUCTOR MANUFACTURING LTD.

(Registration No. (UEN) 198703584K)

(Incorporated in the Republic of Singapore on 16 November 1987)

INSTRUCTIONS BOOKLET
FOR PARTICIPATION IN THE RIGHTS OFFERING OF NEW
ORDINARY SHARES BY CHARTERED SEMICONDUCTOR
MANUFACTURING LTD.

Citigroup Global Markets Singapore Pte. Ltd.	Deutsche Bank AG, Singapore Branch	Morgan Stanley Asia (Singapore) Pte.

March 11, 2009

INSTRUCTIONS BOOKLET

FOR PARTICIPATION IN THE RIGHTS OFFERING OF NEW ORDINARY SHARES BY
CHARTERED SEMICONDUCTOR MANUFACTURING LTD.

This instructions booklet for participation in the rights offering of new ordinary shares in our capital, or instructions booklet, constitutes part of the Singapore offer information statement (as defined below). A copy of each of the prospectus supplement dated March 11, 2009, accompanying prospectus dated March 11, 2009 and this instructions booklet dated March, 11 2009 has been lodged as an offer information statement under Section 277 of the Securities and Futures Act, Chapter 289 of Singapore, with the Monetary Authority of Singapore, or the Authority, on March 11, 2009, or Singapore offer information statement. Terms defined or construed in the Singapore offer information statement bear the same meaning and construction in this instructions booklet. References in this instructions booklet to provisional allotment of new ordinary shares shall have the same meaning as the references to the offer of primary ordinary share rights to buy new ordinary shares in the Singapore offer information statement. Reference in this instructions booklet to acceptance of new ordinary shares or application for excess ordinary shares, or excess application, shall have the same meaning as the references to the subscription for new ordinary shares pursuant to the primary ordinary share rights or subscription for excess ordinary shares pursuant to excess ordinary share rights respectively in the Singapore offer information statement. References to times in this instructions booklet are to Singapore time.

The instructions in this instructions booklet apply to you if you hold ordinary shares and not ADSs. If you are a holder of ADSs, see the Instructions Booklet for ADS Rights Certificates Representing ADS Rights of Chartered Semiconductor Manufacturing Ltd. If you are an entitled depositor (as defined below), entitled scripholder (as defined below), purchaser (as defined below) or ADS holder who has converted your ADS rights into ordinary share rights, and your registered address with The Central Depository Pte Limited, or CDP, or our share registrar, M & C Services Private Limited, or Share Registrar, as the case may be, as at the ordinary shares books closure date is in the United States, or if you had, at least three market days prior to the ordinary shares books closure date, provided CDP or the Share Registrar, as the case may be, with an address in United States for the service of notices or documents, references in this instructions booklet to the Singapore offer information statement, the contents of which are substantially similar to the U.S. prospectus together with this instructions booklet, shall be construed as the U.S. prospectus together with this instructions booklet.

The instructions in this instruction booklet are divided into three parts. Part A sets out the instructions for shareholders whose ordinary shares are standing to the credit of their securities accounts with CDP (as defined herein), or Securities Account, and whose addresses with CDP are in Singapore or the United States, as at the ordinary share books closure date or who have, at least three market days prior to the ordinary share books closure date, provided CDP with addresses in Singapore or the United States for service of notices or documents, or entitled depositors. Part B sets out the instructions for shareholders whose share certificates representing their ordinary shares are not deposited with CDP and who have tendered to the Share Registrar valid transfers of their ordinary shares and the share certificates relating thereto for registration up to the ordinary share books closure date and whose addresses with our Share Registrar are in Singapore or the United States, as at the ordinary share books closure date or who have, at least three market days prior to the ordinary share books closure date, provided our Share Registrar with addresses in Singapore or the United States for service of notices or documents, or entitled scripholders. Entitled depositors and entitled scripholders are collectively referred to in this instructions booklet as entitled shareholders, and shareholders who are not entitled depositors or entitled scripholders are referred to in this instructions booklet as ineligible shareholders. Part C sets out the list of participating banks which are providing electronic acceptance and/or application services to entitled depositors and purchasers (as defined below) for this rights offering, or Participating Banks.

Part A. Instructions for Acceptance, Application for Excess Ordinary Shares and Payment by Entitled Depositors

Introduction

Entitled depositors are entitled to receive the Singapore offer information statement (if their registered address with CDP as at the ordinary shares books closure date is in Singapore, or if they had, at least three market days prior to the ordinary shares books closure date, provided CDP with an address in Singapore for the service of notices or documents) or the U.S. prospectus together with this instructions booklet (if their registered address with CDP as at the ordinary shares books closure date is in the United States, or if they had, at least three market days prior to the ordinary shares books closure date, provided CDP with an address in United States for the service of notices or documents) and the application form for new ordinary shares and excess ordinary shares, or ARE, which forms part of the Singapore offer information statement. The provisional allotment of new ordinary shares is governed by the terms and conditions of the Singapore offer information statement, (if applicable) our Memorandum and Articles of Association and the ARE. The number of new ordinary shares provisionally allotted to each respective entitled depositor is indicated in the relevant ARE (fractional entitlements, if any, having been disregarded). Entitled depositors may accept their provisional allotments of new ordinary shares in whole or in part and are eligible to apply for excess ordinary shares. The Securities Accounts of entitled depositors have been credited by CDP with the provisional allotments of new ordinary shares as indicated in the ARE. Full instructions for the acceptance of and payment for the provisional allotments of new ordinary shares and (if applicable) application for excess ordinary shares are also set out in the ARE.

If an entitled depositor wishes to accept his provisional allotment of new ordinary shares specified in the ARE, in full or in part, and (if applicable) apply for excess ordinary shares, he may do so by duly completing the relevant portions of the ARE or by way of acceptance of the new ordinary shares and (if applicable) application for excess ordinary shares made through an Automated Teller Machine, or ATM, of a Participating Bank in accordance with the terms and conditions of the Singapore offer information statement, or electronic application. An entitled depositor should ensure that the ARE is accurately and correctly completed, failing which the acceptance of his provisional allotment of new ordinary shares and (if applicable) application for excess ordinary shares may be rejected.

Entitled depositors may accept their provisional allotments of new ordinary shares and (if applicable) apply for excess ordinary shares either through CDP or by way of electronic application through an ATM of a Participating Bank as described below.

Where an acceptance, (if applicable) excess application and/or payment does not conform strictly to the instructions set out under the Singapore offer information statement, the ARE, the ARS (as defined below) and/or any other application form for new ordinary shares and/or excess ordinary shares or where an acceptance and (if applicable) excess application is illegible, incomplete or incorrectly completed or accompanied by an improperly or insufficiently drawn remittance, or does not comply with the instructions for an electronic application, or where the “Free Balance” of the entitled depositor’s Securities Account is not credited with, or is credited with less than the relevant number of new ordinary shares accepted as at the last time and date for acceptance, excess application and payment for the new ordinary shares, our company and/or CDP may, at their/its absolute discretion, reject or treat as invalid any such acceptance, application, payment and/or other process of remittance at any time after receipt in such manner as they/it may deem fit.

Our company and/or CDP shall be entitled to process each application submitted by an entitled depositor or purchaser (as defined below) for the acceptance of new ordinary shares and (if applicable) application for excess ordinary shares, or excess application, and the payment received in relation thereto on its own, without regard to any other application and payment that may be submitted by the same entitled depositor or purchaser. For the avoidance of doubt, insufficient payment for an application may render the application invalid. Evidence of payment (or overpayment) in other applications shall not constitute, or be construed as, an affirmation of such invalid acceptance and (if applicable) application for excess ordinary shares.

Subject to compliance with any applicable law or the rules of any applicable stock exchange, we may consummate this rights offering even if the underwriting agreement (as defined in the Singapore offer information statement) is terminated or the conditions precedent to the underwriting obligations of the underwriters under the underwriting agreement are not fulfilled or (if applicable) waived on or prior to the closing date of this rights offering.

Appropriation

Without prejudice to the foregoing, an entitled depositor should note that:

(a) by accepting his provisional allotment of new ordinary shares and/or applying for excess ordinary shares, he acknowledges that, in the case where:

(i) the amount of remittance payable to our company in respect of his acceptance of the new ordinary shares and (if applicable) in respect of his application for excess ordinary shares as per the instructions received by CDP on our company’s behalf whether under the ARE, the ARS and/or any other application form for new ordinary shares and/or excess ordinary shares, differs from the amount actually received by CDP, or

(ii) the amount as stated in Section (A) and Section (B) in the ARE, Section (A) in the ARS and/or any other application form for new ordinary shares and/or excess ordinary shares differs from the amount received by CDP, or otherwise payable by him in respect of his acceptance of the new ordinary shares and (if applicable) in respect of his application for the excess ordinary shares, our company and CDP shall be entitled and deemed authorised to determine and appropriate all amounts received by CDP on our company’s behalf for each application on its own whether under the ARE, the ARS and/or any other application form for new ordinary shares and/or excess ordinary shares as follows: firstly, towards payment of all amounts payable in respect of his acceptance of the new ordinary shares; and secondly, (if applicable) towards payment of all amounts payable in respect of his application for excess ordinary shares. Without prejudice to the above, our company and CDP shall be entitled to make such appropriation for each application based on the amount received for that application, notwithstanding payment (or overpayment) made in that or other application(s). The determination and appropriation by our company and/or CDP shall be conclusive and binding; and

(b) in the event that the entitled depositor accepts the new ordinary shares by way of the ARE and/or the ARS and/or applies for excess ordinary shares by way of the ARE and also by way of electronic application(s) through an ATM of a Participating Bank, our company and/or CDP shall be authorised and entitled to accept his instructions in whichever mode or combination as our company and/or CDP may, in their absolute discretion, deem fit. Without prejudice to the generality of the foregoing, in such a case, the entitled depositor shall be deemed as having irrevocably authorised our company and/or CDP to apply all amounts received whether under the ARE, the ARS and/or any other application form for new ordinary shares and/or excess application (including electronic application(s)) in whichever mode or combination as our company and/or CDP may, in their/its absolute discretion, deem fit.

Unless expressly provided to the contrary in the Singapore offer information statement, the ARE and/or the ARS, a person who is not a party to any contracts made pursuant to the Singapore offer information statement, the ARE and/or the ARS has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of such contracts. Notwithstanding any term contained herein or therein, the consent of any third party is not required for any subsequent agreement by the parties hereto or thereto to amend or vary (including any release or compromise of any liability) or terminate such contracts. Where third parties are conferred rights under such contracts, those rights are not assignable or transferable.

1.	Acceptance/Application through CDP

To accept the provisional allotment of new ordinary shares and (if applicable) apply for excess ordinary shares through CDP, an entitled depositor must:

(a) complete and sign the ARE. In particular, the entitled depositor must state in Section (A) of the ARE the number of new ordinary shares accepted and in Section (B) of the ARE the number of excess ordinary shares applied for; and

(b) deliver the duly completed and signed ARE accompanied by A SINGLE REMITTANCE for the full amount payable for the relevant number of new ordinary shares accepted and (if applicable) excess ordinary shares applied for:

(i) by hand to CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE CENTRAL DEPOSITORY (PTE) LIMITED, 4 SHENTON WAY, #02-01, SGX CENTRE 2, SINGAPORE 068807; or

(ii) by post in the self-addressed envelope provided, at the entitled depositor’s own risk, to CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE CENTRAL DEPOSITORY (PTE) LIMITED, ROBINSON ROAD POST OFFICE, P.O. BOX 1597, SINGAPORE 903147,

in each case so as to arrive not later than 5.00 p.m. on April 6, 2009.

The payment must be made in Singapore currency in the form of a cashier’s order or banker’s draft drawn on a bank in Singapore and made payable to “CDP — CHARTERED SGD RIGHTS OFFERING ACCOUNT” and crossed “NOT NEGOTIABLE, A/C PAYEE ONLY” with the name and Securities Account number of the entitled depositor clearly written in block letters on the reverse side. NO COMBINED CASHIER’S ORDER OR BANKER’S DRAFT FOR DIFFERENT SECURITIES ACCOUNTS OR OTHER FORM OF PAYMENT (INCLUDING THE USE OF A PERSONAL CHEQUE, POSTAL ORDER OR MONEY ORDER ISSUED BY A POST OFFICE IN SINGAPORE) WILL BE ACCEPTED.

Insufficient Payment

The attention of the entitled depositor is drawn to the sections entitled “Introduction” and “Appropriation” of Part A of this instructions booklet which set out the circumstances and manner in which our company and CDP shall be entitled to determine and appropriate all amounts received by CDP on our company’s behalf whether under the ARE, the ARS or any other application form for new ordinary shares and/or excess ordinary shares.

2.	Acceptance/Application by way of Electronic Application through an ATM of a Participating Bank

Instructions for electronic applications through ATMs to accept the new ordinary shares provisionally allotted or (if applicable) to apply for excess ordinary shares will appear on the ATM screens of the respective Participating Banks.

If an entitled depositor makes electronic application(s), he would have irrevocably authorised the Participating Bank to deduct the full amount payable from his bank account with such Participating Bank in respect of such application.

In the case of an entitled depositor who has accepted the new ordinary shares by way of the ARE and/or the ARS and/or has applied for excess ordinary shares by way of the ARE and also by way of electronic application(s), our company and/or CDP shall be authorised and entitled to accept his instructions in whichever mode or combination as our company and/or CDP may, in their/its absolute discretion, deem fit. Without prejudice to the generality of the foregoing, in such a case, the entitled depositor shall be regarded as having irrevocably authorised our company and/or CDP to apply all amounts received whether under the ARE, the ARS and/or any other acceptance of new ordinary shares and/or application for excess ordinary shares

(including electronic application(s)) in whichever mode or combination as our company and/or CDP may, in their/its absolute discretion, deem fit.

Acceptance of Part of Provisional Allotments of New Ordinary Shares and Trading of Provisional Allotments of New Ordinary Shares

An entitled depositor who wishes to accept part of his provisional allotment of new ordinary shares and trade the balance of his provisional allotment of new ordinary shares on the SGX-ST should:

(a) complete the ARE for the number of new ordinary shares provisionally allotted which he wishes to accept and submit the duly completed and signed ARE together with payment in the manner as described above to CDP; or

(b) accept and subscribe for that part of his provisional allotment of new ordinary shares by way of electronic application(s) through an ATM in the manner as described above.

The balance of his provisional allotment of new ordinary shares may be sold as soon as dealings therein commence on the SGX-ST.

Entitled depositors who wish to trade all or part of their provisional allotments of new ordinary shares on the SGX-ST during the ordinary share rights trading period from March 23, 2009 to March 31, 2009 should note that the provisional allotments of new ordinary shares will be tradeable in board lots, each board lot comprising provisional allotments of 1,000 new ordinary shares, or any other board lot size which the SGX-ST may require. Such entitled depositors may start trading their provisional allotments of new ordinary shares as soon as dealings therein commence on the SGX-ST.

Upon the issuance and listing and quotation of the new ordinary shares on the Main Board of the SGX-ST, entitled depositors who hold odd lots of ordinary shares (that is, lots other than board lots of 1,000 ordinary shares) and who wish to trade in odd lots on the SGX-ST should note that they are able to trade odd lots of ordinary shares on the Unit Share Market. The Unit Share Market is a ready market for trading of odd lots of ordinary shares with a minimum size of one ordinary share.

In addition, our company has applied for and obtained the approval of the SGX-ST for the establishment of a temporary counter to facilitate the trading of ordinary shares in board lots of 100 ordinary shares per board lot for a period of one month commencing on the first market day on which the new ordinary shares are listed for quotation on the Main Board of the SGX-ST. The temporary counter is of a provisional nature. Investors who continue to hold odd lots of less than 1,000 ordinary shares after one month from the listing of the new ordinary shares may face difficulty and/or have to bear disproportionate transactional costs in realising the fair market price of such ordinary shares.

Purchasers of Provisional Allotments of New Ordinary Shares

The ARE need not be forwarded to the purchasers of the provisional allotments of new ordinary shares through the book-entry (scripless) settlement system, or purchasers, as arrangements will be made by CDP for a separate application form for new ordinary shares, or ARS, to be issued to such purchasers. Such purchasers should note that CDP will, on behalf of our company, send the ARS accompanied by the Singapore offer information statement or the U.S. prospectus together with this instructions booklet by ordinary post to such purchasers and at such purchasers’ own risks, to their respective addresses in Singapore or the United States as recorded with CDP. Such purchasers should ensure that the ARS is accurately and correctly completed, failing which their acceptances of the provisional allotments of new ordinary shares may be rejected. Such purchasers who do not receive the ARS, accompanied by the Singapore offer information statement, may obtain the same from CDP, the Share Registrar or any stockbroking firm during the period up to 5.00 p.m. on April 6, 2009.

The Singapore offer information statement, the U.S. prospectus together with this instructions booklet and their respective accompanying documents will not be despatched to purchasers whose registered addresses with CDP are not in Singapore or the United States, or foreign purchasers. Foreign purchasers may not accept any new ordinary shares credited to their Securities Accounts unless our company and our counsels are satisfied that such action would not result in the contravention of any registration or other legal requirement in any jurisdiction. Purchasers are also advised to note the offering, selling and transfer restrictions set forth in the section entitled “The Offering — Offering, Selling and Transfer Restrictions” in the Singapore offer information statement.

Purchasers should inform their finance companies or depository agents if their purchases of such provisional allotments of new ordinary shares are settled through the abovementioned intermediaries. In such instances, if the purchasers wish to accept the new ordinary shares represented by the provisional allotments purchased, they will need to go through these intermediaries who will then accept the provisional allotments of new ordinary shares on their behalf.

Members of our company under the CPF Investment Scheme — Ordinary Account, or CPFIS members, may use, subject to applicable rules and regulations of the Central Provident Fund, or CPF, their CPF account savings, or CPF funds, for the payment of the new ordinary shares and (if applicable) apply for excess ordinary shares, if they have previously bought their ordinary shares using CPF funds. CPFIS Members who wish to accept their provisional allotments of new ordinary shares and (if applicable) apply for excess ordinary shares using CPF funds will need to instruct their respective approved banks, where such CPFIS Members hold their CPF investment accounts, to accept the provisional allotments of new ordinary shares and (if applicable) apply for the excess ordinary shares on their behalf in accordance with the Singapore offer information statement. CPF funds may not, however, be used for the purchase of the provisional allotments of new ordinary shares directly from the market.

In the event that the entitled depositor or the purchaser accepts the ordinary shares provisionally allotted to him by way of the ARE and/or the ARS and/or applies for excess ordinary shares by way of the ARE and also by way of electronic application(s), our company and/or CDP shall be authorised and entitled to accept his instructions in whichever mode or combination as our company and/or CDP may, in their/its absolute discretion, deem fit. Without prejudice to the generality of the foregoing, in such a case, the entitled depositor or the purchaser shall be regarded as having irrevocably authorised our company and/or CDP to apply all amounts received whether under the ARE, the ARS and/or any other acceptance of ordinary shares provisionally allotted to him and (if applicable) application for excess ordinary shares (including electronic application(s)) in whichever mode or combination as our company and/or CDP may, in their/its absolute discretion, deem fit.

Illustrative Examples

As an illustration, if an entitled depositor has 1,000 ordinary shares standing to the credit of the “Free Balance” of his Securities Account as at the ordinary share books closure date, the entitled depositor will be provisionally allotted 2,700 new ordinary shares in his Securities Account, as set out in his ARE, and the entitled depositor’s alternative courses of action, and the necessary procedures to be taken under each course of action, are summarised below:

	Alternatives		Procedures to be taken

(a)	Accept his entire provisional allotment of new ordinary shares and (if applicable) apply for excess ordinary shares	(i)	Accept his entire provisional allotment of 2,700 new ordinary shares and (if applicable) apply for excess ordinary shares by way of electronic application(s) through an ATM of a Participating Bank as described herein not later than 9.30 p.m. on April 6, 2009; or

		(ii)	Complete and sign the ARE in accordance with the instructions contained therein for the full provisional allotment of 2,700 new ordinary shares and (if applicable) the number of excess ordinary shares applied for and forward the ARE together with a single remittance for S$189.00 (or, if applicable, such higher amount in respect of the total number of new ordinary shares

	Alternatives		Procedures to be taken

accepted and excess ordinary shares applied for) by way of a cashier’s order or banker’s draft drawn in Singapore currency on a bank in Singapore and made payable to “CDP — CHARTERED SGD RIGHTS OFFERING ACCOUNT” and crossed “NOT NEGOTIABLE, A/C PAYEE ONLY” for the full amount due on acceptance and (if applicable) application, by hand to CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE CENTRAL DEPOSITORY (PTE) LIMITED, 4 SHENTON WAY, #02- 01, SGX CENTRE 2, SINGAPORE 068807, or by post, at his own risk, in the self- addressed envelope provided, to CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE CENTRAL DEPOSITORY (PTE) LIMITED, ROBINSON ROAD POST OFFICE, P.O. BOX 1597, SINGAPORE 903147, in each case so as to arrive not later than 5.00 p.m. on April 6, 2009. The name and Securities Account number of the entitled depositor must be clearly written in block letters on the reverse side of the cashier’s order or banker’s draft.

NO COMBINED CASHIER’S ORDER OR BANKER’S DRAFT FOR DIFFERENT SECURITIES ACCOUNTS OR OTHER FORM OF PAYMENT (INCLUDING THE USE OF A PERSONAL CHEQUE, POSTAL ORDER OR MONEY ORDER ISSUED BY A POST OFFICE IN SINGAPORE) WILL BE ACCEPTED.

(b)	Accept a portion of his provisional allotment of new ordinary shares, for example, his entitlement to 1,500 provisionally allotted new ordinary shares and reject the balance.	(i)	Accept the provisional allotment of 1,500 new ordinary shares by way of electronic application(s) through an ATM of a Participating Bank as described herein not later than 9.30 p.m. on April 6, 2009; or

		(ii)	Complete and sign the ARE in accordance with the instructions contained therein for the acceptance of his provisional allotment of 1,500 new ordinary shares and forward the ARE together with a single remittance for S$105.00 in the prescribed manner described in alternative (a)(ii) above to CDP so as to arrive no later than 5.00 p.m. on April 6, 2009.

The balance of the provisional allotment of 1,200 new ordinary shares which is not accepted by the entitled depositor will be deemed to have been declined and will forthwith lapse and become void, and cease to be available for acceptance by that entitled depositor if an acceptance is not made by way of electronic application(s) by 9.30 p.m. on April 6, 2009 or if an

	Alternatives	Procedures to be taken

acceptance is not made through CDP by 5.00 p.m. on April 6, 2009.

(c)	Accept a portion of his provisional allotment of new ordinary shares, for example, accept his entitlement to 1,000 provisionally allotted new ordinary shares, not apply for excess ordinary shares and trade the balance on the SGX- ST.	(i) Accept the provisional allotment of 1,000 new ordinary shares by way of electronic application(s) through an ATM of a Participating Bank as described herein not later than 9.30 p.m. on April 6, 2009; or
(ii) Complete and sign the ARE in accordance with the instructions contained therein for the provisional allotment of 1,000 new ordinary shares and forward the ARE together with a single remittance for S$70.00 in the prescribed manner described in alternative (a)(ii) above to CDP so as to arrive no later than 5.00 p.m. on April 6, 2009.

The balance of the provisional allotment of the 1,700 new ordinary shares may be traded on the SGX-ST during the ordinary share rights trading period.

During the ordinary share rights trading period, entitled depositors should note that the provisional allotments of new ordinary shares will be tradeable in the ready market, with each board lot comprising provisional allotments of 1,000 new ordinary shares or any other board lot size which the SGX-ST may require.

Upon the issuance and listing and quotation of the new ordinary shares on the Main Board of the SGX-ST, entitled depositors who hold odd lots of ordinary shares (that is, lots other than board lots of 1,000 ordinary shares) and who wish to trade in odd lots on the SGX-ST should note that they are able to trade odd lots of ordinary shares on the Unit Share Market. The Unit Share Market is a ready market for trading of odd lots of ordinary shares with a minimum size of one ordinary share each.

In addition, our company has applied for and obtained the approval of the SGX-ST for the establishment of a temporary counter to facilitate the trading of ordinary shares in board lots of 100 ordinary shares per board lot for a period of one month commencing on the first market day on which the new ordinary shares are listed for quotation on the Main Board of the SGX-ST. The temporary counter is of a provisional nature. Investors who continue to hold odd lots of less than 1,000 ordinary shares after one month from the listing of the new ordinary shares may face difficulty and/or have to bear disproportionate transactional costs in realising the fair market price of such ordinary shares.

Timing and Other Important Information

THE FINAL TIME AND DATE FOR ACCEPTANCES AND (IF APPLICABLE) EXCESS APPLICATIONS AND PAYMENT FOR THE NEW ORDINARY SHARES UNDER THIS RIGHTS OFFERING IS:

(A) 5.00 P.M. ON APRIL 6, 2009 IF AN ACCEPTANCE AND (IF APPLICABLE) EXCESS APPLICATION AND PAYMENT IS MADE THROUGH CDP; AND

(B) 9.30 P.M. ON APRIL 6, 2009 IF AN ACCEPTANCE AND (IF APPLICABLE) EXCESS APPLICATION AND PAYMENT IS MADE BY WAY OF ELECTRONIC APPLICATION(S).

If acceptance and payment for the new ordinary shares in the prescribed manner as set out in the ARE/ARS, the Singapore offer information statement and (if applicable) our Memorandum and Articles of Association, is not received through CDP by 5.00 p.m. on April 6, 2009 or electronic application(s) by 9.30 p.m. on April 6, 2009 from any entitled depositor or purchaser, the new ordinary shares provisionally allotted to that entitled depositor or purchaser shall be deemed to have been declined and shall forthwith lapse and become void, and cease to be capable of acceptance and such provisional allotments not so accepted will be used to satisfy excess applications, if any, or otherwise dealt with in such manner as our directors may, in their absolute discretion, deem fit in the interests of our company.

If any entitled depositor or purchaser is in any doubt as to the action he should take, he should consult his stockbroker, bank manager, accountant, solicitor or any other professional adviser immediately.

Application for Excess Ordinary Shares

The excess ordinary shares available for application are subject to the terms and conditions contained in the Singapore offer information statement, (if applicable) our Memorandum and Articles of Association and the ARE. Applications for excess ordinary shares will, at our directors’ absolute discretion, be satisfied from such new ordinary shares as are not validly taken up by the entitled depositors or the purchasers of the provisional allotments of new ordinary shares, the entitled scripholders or their renouncees, the new ordinary shares underlying disregarded fractional entitlements, unsold “nil-paid” provisional allotments of new ordinary shares (if any) of ineligible shareholders and any new ordinary shares that are otherwise not taken up for whatever reason, in accordance with the terms and conditions contained in the ARE, ARS and/or PAL, Form E, the Singapore offer information statement and (if applicable) our Memorandum and Articles of Association. If the aggregate number of excess ordinary shares available for subscription (either directly or in the form of ADSs) is less than the aggregate number of excess ordinary shares so subscribed for, we will allocate the available excess ordinary shares to holders who have applied to subscribe for such excess ordinary shares. Such allocation will be made at the discretion of our company primarily based on each applicant’s relative shareholding in our company as of the ordinary share books closure date and the ADS record date, respectively, provided that no applicant for excess ordinary shares shall be allocated more excess ordinary shares than the number for which they have applied. Priority will be given to the rounding of odd lots but otherwise, no distinction will be made between directors, substantial shareholders, other shareholders of our company and other applicants for excess ordinary shares. Our directors reserve the right to reject any application for excess ordinary shares in whole or in part without giving any reason whatsoever therefor. CDP takes no responsibility for any decisions that our directors may make. In the event that the number of excess ordinary shares allotted to the entitled depositor is less than the number of excess ordinary shares applied for, the entitled depositor shall be deemed to have accepted the number of excess ordinary shares actually allotted to him.

If no excess ordinary shares are allotted or if the number of excess ordinary shares allotted is less than that applied for, the amount paid on application or the surplus application monies, as the case may be, will be returned or refunded to such entitled depositors, without interest or any share of revenue or other benefit arising therefrom within 14 days of the last time and date for acceptance, excess application and payment for the new ordinary shares on April 6, 2009, by any one or a combination of the following: (a) by crediting their accounts with the relevant Participating Banks (if they apply by way of electronic application(s) through the ATMs of the Participating Banks) at their own risk, the receipt by such Participating Bank being a good discharge to CDP, our company and the joint lead managers and underwriters for their obligations, if any, hereunder and thereunder, or (b) by means of a crossed cheque drawn on a bank in Singapore and sent to them at their mailing addresses as maintained with CDP or in such other manner as they may have agreed with CDP for the payment of any cash distributions, BY ORDINARY POST (if they apply through CDP) at their own risk.

Deadlines

It should be particularly noted that unless:

(i) the duly completed and signed ARE or ARS accompanied by a single remittance for the full amount payable for the relevant number of new ordinary shares accepted and (if applicable) excess ordinary shares applied for, made in Singapore currency by cashier’s order or banker’s draft drawn on a bank in Singapore and made payable to “CDP — CHARTERED SGD RIGHTS OFFERING ACCOUNT” and crossed “NOT NEGOTIABLE, A/C PAYEE ONLY” and with the names and Securities Account numbers of the entitled depositors or the purchasers (as the case may be) clearly written in block letters on the reverse side is submitted by hand to CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE CENTRAL DEPOSITORY (PTE) LIMITED, 4 SHENTON WAY, #02-01, SGX CENTRE 2, SINGAPORE 068807, or by post at the entitled depositor’s or the purchaser’s (as the case may be) own risk, in the self-addressed envelope provided to reach CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE CENTRAL DEPOSITORY (PTE) LIMITED, ROBINSON ROAD POST OFFICE, P.O. BOX 1597, SINGAPORE 903147 by 5.00 p.m. on April 6, 2009; or

(ii) acceptance of the provisionally allotted new ordinary shares is made by the entitled depositors or the purchasers (as the case may be) by way of electronic application(s) through the ATM of a Participating Bank and payment of the full amount payable for such new ordinary shares is effected by 9.30 p.m. on April 6, 2009, the provisional allotment of new ordinary shares will be deemed to have been declined and shall forthwith lapse and become void, and cease to be capable of acceptance.

All monies received will be returned or refunded to the entitled depositors or the purchasers (as the case may be) without interest or any share of revenue or other benefit arising therefrom, within 14 days of the last time and date for acceptance, excess application and payment for the new ordinary shares on April 6, 2009, by any one or a combination of the following: (a) by crediting their accounts with the relevant Participating Banks (if they apply by way of electronic applications through the ATMs of the Participating Banks) at their own risk, the receipt by such Participating Bank being a good discharge to CDP, our company and the joint lead managers and underwriters for their obligations, if any, hereunder and thereunder, or (b) by means of a crossed cheque drawn on a bank in Singapore and sent to them at their mailing addresses as maintained with CDP or in such other manner as they may have agreed with CDP for the payment of any cash distributions, BY ORDINARY POST (if they apply through CDP) at their own risk.

NO COMBINED CASHIER’S ORDER OR BANKER’S DRAFT FOR DIFFERENT SECURITIES ACCOUNTS OR OTHER FORM OF PAYMENT (INCLUDING THE USE OF A PERSONAL CHEQUE, POSTAL ORDER OR MONEY ORDER ISSUED BY A POST OFFICE IN SINGAPORE) WILL BE ACCEPTED.

Additional Terms and Conditions for Electronic Applications through an ATM of a Participating Bank

The procedures for electronic applications at ATMs of the Participating Banks, or the steps, are set out on the ATM screens of the relevant Participating Banks. Please read carefully the terms and conditions of the Singapore offer information statement, the instructions set out on the ATM screens of the relevant Participating Banks and the terms and conditions for electronic applications set out in the Singapore offer information statement before making an electronic application. An ATM card issued by one Participating Bank cannot be used in respect of the acceptance of and (if applicable) the excess application for new ordinary shares at an ATM belonging to other Participating Banks. Any electronic application which does not strictly conform to the instructions set out on the screens of the ATM through which the electronic application is made will be rejected.

Any reference to the “Applicant” in the terms and conditions for electronic applications and the steps shall mean the entitled depositor or his renouncee or the purchaser who accepts or (as the case may be) who applies for the new ordinary shares through an ATM of the Participating Banks. An Applicant must have an existing bank account with and be an ATM cardholder of one of the Participating Banks before he can make an electronic application at the ATM of that Participating Bank. The actions that the Applicant must take at ATMs of the Participating Banks are set out on the ATM screens of the relevant Participating Banks. Upon the completion of his electronic application transaction, the Applicant will receive an ATM transaction slip, confirming the details of his electronic application. That ATM transaction slip is for retention by the Applicant and should not be submitted with any printed application form.

An Applicant, including one who has a joint bank account with a Participating Bank, must ensure that he enters his own Securities Account number when using the ATM card issued to him in his own name. Using his own Securities Account number with an ATM card which is not issued to him in his own name will render his acceptance or (as the case may be) application liable to be rejected.

The electronic application shall be made in accordance with, and subject to, the terms and conditions of the Singapore offer information statement including but not limited to the terms and conditions appearing below:

1. In connection with his electronic application for the new ordinary shares, the Applicant is required to confirm statements to the following effect in the course of activating the ATM for his electronic application:

(a) that he has received a copy of the Singapore offer information statement and has read, understood and agreed to all the terms and conditions of acceptance of the new ordinary shares provisionally allotted to him and (if applicable) application for the excess ordinary shares under this rights offering and the Singapore offer information statement prior to effecting the electronic application and agrees to be bound by the same; and

(b) that he authorises CDP to give, provide, divulge, disclose or reveal any information pertaining to his Securities Account maintained in CDP’s record, including without limitation, his name(s), his NRIC number(s) or passport number(s), Securities Account number, address(es), the number of ordinary shares standing to the credit of his Securities Account(s), the number of new ordinary shares provisionally allotted to him, his acceptance of his provisional allotment of new ordinary shares and (if applicable) application for excess ordinary shares and any other information to our company, the joint lead managers and underwriters, and any other relevant parties, collectively, the relevant parties, as CDP may deem fit for the purpose of this rights offering and his acceptance of his provisional allotment of new ordinary shares and (if applicable) application for excess ordinary shares.

His application will not be successfully completed and cannot be recorded as a completed transaction in the ATM unless he presses the “Enter”, “OK”, “Confirm” or “Yes” key, as the case may be. By doing so, the Applicant shall be treated as signifying his confirmation of each of the two statements above. In respect of statement 1(b) above, his confirmation, by pressing the “Enter”, “OK”, “Confirm” or “Yes” key, as the case may be, shall signify and shall be treated as his written permission, given in accordance with the relevant laws of Singapore including Section 47(2) and the Third Schedule to the Banking Act, Chapter 19 of Singapore, to the disclosure by that Participating Bank of the relevant particulars of his account to the relevant parties.

2. An Applicant may make an electronic application at an ATM of any Participating Bank for the new ordinary shares using cash only by authorising such Participating Bank to deduct the full amount payable from his account with such Participating Bank.

3. The Applicant irrevocably agrees and undertakes to subscribe for and to accept up to the aggregate of the number of new ordinary shares provisionally allotted and excess ordinary shares applied for as stated on the ATM transaction slip or the number of new ordinary shares standing to the credit of the “Free Balance” of his Securities Account as at the close of the ordinary share subscription period. In the event that our company decides to allot any lesser number of excess ordinary shares or not to allot any number of excess ordinary shares to the Applicant, the Applicant agrees to accept the decision as conclusive and binding.

4. If the Applicant’s electronic application is successful, his confirmation (by his action of pressing the “Enter”, “OK”, “Confirm” or “Yes” key, as the case may be, on the ATM) of the number of new ordinary shares accepted and (if applicable) excess ordinary shares applied for shall signify and shall be treated as his acceptance of the number of new ordinary shares and excess ordinary shares that may be allotted to him.

5. In the event that the Applicant accepts the new ordinary shares both by way of ARE and/or ARS and also by way of electronic application(s) through the ATM of a Participating Bank, our company and/or CDP shall be authorised and entitled to accept the Applicant’s instructions in whichever mode or a combination thereof as our company and/or CDP may, in their/its absolute discretion, deem fit. In determining the number of new ordinary shares which the Applicant has validly given instructions to accept, the Applicant shall be deemed to have irrevocably given instructions to accept the lesser of the number of provisionally allotted new ordinary shares which are standing to the credit of the “Free Balance” of his Securities Account as at the close of the ordinary share subscription period and the aggregate number of new ordinary shares which have been accepted by the Applicant by way of the ARE and/or the ARS (as the case may be) and any electronic application through an ATM. Our company and/or CDP, in determining the number of new ordinary shares which the Applicant has validly given instructions to accept, shall be authorised and entitled to have regard to the aggregate amount of payment received for the acceptance of new ordinary shares, whether by way of cashier’s order or banker’s draft drawn on a bank in Singapore accompanying the ARE and/or ARS or by way of the acceptance through electronic application(s) through the ATM of a Participating Bank, which the Applicant has authorised or deemed to have authorised to be applied towards the payment in respect of the Applicant’s acceptance.

6. If applicable, in the event that the Applicant applies for excess ordinary shares by way of the ARE and/or by way of electronic application(s) through the ATM of a Participating Bank, our company and/or CDP shall be authorised and entitled to accept the Applicant’s instructions in whichever mode or a combination thereof as our company and/or CDP may, in their/its absolute discretion, deem fit. In determining the number of excess ordinary shares which the Applicant has validly given instructions for the application of, the Applicant shall be deemed to have irrevocably given instructions to apply for and agreed to accept such number of excess ordinary shares not exceeding the aggregate number of excess ordinary shares for which he has applied by way of application through electronic application(s) through the ATM of a Participating Bank and by way of the ARE. Our company and/or CDP, in determining the number of excess ordinary shares which the Applicant has given valid instructions for application, shall be authorised and entitled to have regard to the aggregate amount of payment received for the application of the excess ordinary shares, whether by way of cashier’s order or banker’s draft drawn on a bank in Singapore accompanying the ARE or by way of electronic application(s) through the ATM of a Participating Bank, which the Applicant has authorised or deemed to have authorised to be applied towards the payment in respect of the Applicant’s excess application.

7. The Applicant irrevocably requests and authorises our company to:

(a) register or to procure the registration of the new ordinary shares and (if applicable) the excess ordinary shares allotted to the Applicant in the name of CDP for deposit into his Securities Account;

(b) return or refund (without interest or any share of revenue or other benefit arising therefrom) the acceptance/application monies, should his electronic application(s) to accept his provisionally allotted new ordinary shares and (if applicable) excess application not be accepted by our company for any reason, by automatically crediting the Applicant’s bank account with his Participating Bank with the relevant amount within 14 days of the last time and date for acceptance, excess application and payment for the new ordinary shares on April 6, 2009; and

(c) return or refund (without interest or any share of revenue or other benefit arising therefrom) the balance of the application monies, should his electronic application(s) for excess ordinary shares be accepted in part only, by automatically crediting the Applicant’s bank account with his Participating Bank with the relevant amount within 14 days of the last time and date for acceptance, excess application and payment for the new ordinary shares on April 6, 2009.

8. BY MAKING AN ELECTRONIC APPLICATION, THE APPLICANT CONFIRMS THAT HE IS NOT ACCEPTING HIS PROVISIONAL ALLOTMENT OF NEW ORDINARY SHARES AND (IF APPLICABLE) APPLYING FOR THE EXCESS ORDINARY SHARES AS A NOMINEE OF ANY OTHER PERSON.

9. The Applicant irrevocably agrees and acknowledges that his electronic application is subject to risks of electrical, electronic, technical and computer-related faults and breakdowns, fires, acts of God, mistakes, losses and theft (in each case whether or not within the control of our company, CDP, the CPF board of Singapore, or CPF board, the Participating Banks, the joint lead managers and underwriters and/or our Share Registrar) and any other events whatsoever beyond the control of our company, CDP, the CPF board, the Participating Banks, the joint lead managers and underwriters, and/or our Share Registrar and if, in any such event, our company, CDP, the CPF board, the Participating Banks, the joint lead managers and underwriters and/or our Share Registrar do not record or receive the Applicant’s electronic application by 9.30 p.m. on April 6, 2009, or such data or tape containing such data is lost, corrupted, destroyed or not otherwise accessible, whether wholly or partially for whatever reason, the Applicant shall be deemed not to have made an electronic application and the Applicant shall have no claim whatsoever against our company, CDP, the CPF board, the Participating Banks, the joint lead managers and underwriters or our Share Registrar in respect of any purported acceptance thereof and (if applicable) excess application therefor, or for any compensation, loss or damages in connection therewith or in relation thereto.

10. Electronic applications may only be made at the ATMs of the Participating Banks from Mondays to Saturdays between 7.00 a.m. to 9.30 p.m., excluding public holidays.

11. Electronic applications shall close at 9.30 p.m. on April 6, 2009 or such later time or date as our directors may, in their absolute discretion, decide.

12. All particulars of the Applicant in the records of his Participating Bank at the time he makes his electronic application shall be deemed to be true and correct and the relevant Participating Bank and the relevant parties shall be entitled to rely on the accuracy thereof. If there has been any change in the particulars of the Applicant after the time of the making of his electronic application, the Applicant shall promptly notify his Participating Bank.

13. The Applicant must have sufficient funds in his bank account(s) with his Participating Bank at the time he makes his electronic application, failing which his electronic application will not be completed. Any electronic application made at the ATMs of the Participating Banks which does not strictly conform to the instructions set out on the ATM screens of such Participating Banks will be rejected.

14. Where an electronic application is not accepted, it is expected that the full amount of the acceptance/application monies will be returned or refunded in Singapore dollars (without interest or any share of revenue or other benefit arising therefrom) to the Applicant by being automatically credited to the Applicant’s account with the relevant Participating Bank within 14 days of the last time and date for acceptance, excess application and payment for the new ordinary shares on April 6, 2009. An electronic application may also be accepted in part, in which case the balance amount of acceptance/application monies will be returned or refunded on the same terms.

15. In consideration of our company arranging for the electronic application facility through the ATMs of the Participating Banks and agreeing to the expiry of the ordinary share subscription period at 9.30 p.m. on April 6, 2009 or such later time or date as our directors may, in their absolute discretion, decide, and by making and completing an electronic application, the Applicant agrees that:

(a) his electronic application is irrevocable (whether or not, to the extent permitted by law, any supplementary document or replacement document is lodged with the Authority);

(b) his electronic application, the acceptance by our company and the contract resulting therefrom shall be governed by, and construed in accordance with, the laws of Singapore and he irrevocably submits to the non-exclusive jurisdiction of the Singapore courts;

(c) none of our company, CDP, the CPF board, the joint lead managers and underwriters, the Share Registrar nor the Participating Banks shall be liable for any delays, failures or inaccuracies in the recording, storage, or in the transmission or delivery of data relating to his electronic application to our company or CDP due to a breakdown or failure of transmission, delivery or communication facilities or any risks referred to in paragraph 9 above or to any cause beyond their respective control;

(d) he will not be entitled to exercise any remedy of rescission for misrepresentation at any time after acceptance of his provisional allotment of new ordinary shares and (if applicable) his application for excess ordinary shares;

(e) in respect of the new ordinary shares for which his electronic application has been successfully completed and not rejected, acceptance of the Applicant’s electronic application shall be constituted by written notification by or on behalf of our company and not otherwise, notwithstanding any payment received by or on behalf of our company; and

(f) unless expressly provided to the contrary in the Singapore offer information statement and/or the electronic application, a person who is not a party to any contracts made pursuant to the Singapore offer information statement and/or the electronic application has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term of such contracts. Notwithstanding any term contained herein or therein, the consent of any third party is not required for any subsequent agreement by the parties hereto or thereto to amend or vary (including any release or compromise of any liability) or terminate such contracts. Where third parties are conferred rights under such contracts, those rights are not assignable or transferable.

16. The Applicant should ensure that his personal particulars, as recorded by both CDP and the relevant Participating Banks, are correct and identical, otherwise, his electronic application may be liable to be rejected. The Applicant should promptly inform CDP of any change in his address, failing which the notification letter on successful allotment and other correspondence will be sent to his address last registered with CDP.

17. The existence of a trust will not be recognised. Any electronic application by an Applicant must be made in his own name and without qualification. Our company will reject any application by any person acting as nominee.

18. In the event that the Applicant accepts the provisional allotment of new ordinary shares or (if applicable) applies for excess ordinary shares, as the case may be, by way of the ARE and/or the ARS and/or by way of electronic application through the ATM of a Participating Bank, the provisional allotment of new ordinary shares and/or excess ordinary shares will be allotted in such manner as our company and/or CDP may, in their/its absolute discretion, deem fit and the surplus acceptance and (if applicable) application monies, as the case may be, will be returned or refunded without interest or any share of revenue or other benefit arising therefrom within 14 days of the last time and date for acceptance, excess application and payment for the new ordinary shares on April 6, 2009 by any one or a combination of the following:

(a) by means of a crossed cheque drawn on a bank in Singapore sent BY ORDINARY POST at his own risk to his mailing address as maintained by CDP or in such other manner as he may have agreed with CDP for the payment of any cash distributions without interest or any share of revenue or other benefit arising therefrom, if he accepts and (if applicable) applies through CDP; and

(b) by crediting the Applicant’s bank account with the relevant Participating Bank at his own risk if he accepts and (if applicable) applies through an ATM, the receipt by such Participating Bank being a good discharge to CDP, our company and the joint lead managers and underwriters for their obligations, if any, hereunder and thereunder.

19. The Applicant hereby acknowledges that, in determining the total number of new ordinary shares represented by the provisional allotment of new ordinary shares which he can validly accept, our company, the joint lead managers and underwriters and CDP are entitled and the Applicant hereby authorises our company, the joint lead managers and underwriters and CDP to take into consideration:

(a) the total number of new ordinary shares represented by the provisional allotment which the Applicant has validly accepted, whether under the ARE, the ARS, and/or any other form of application (including electronic application through the ATM) for the new ordinary shares and/or the excess ordinary shares;

(b) the total number of new ordinary shares represented by the provisional allotment standing to the credit of the “Free Balance” of the Applicant’s Securities Account with CDP which is available for acceptance; and

(c) the total number of new ordinary shares represented by the provisional allotment which has been disposed of by the Applicant.

The Applicant hereby acknowledges that the determination of CDP, the joint lead managers and underwriters or our company shall be conclusive and binding on him.

20. The Applicant irrevocably requests and authorises CDP to accept instructions from the Participating Bank through whom the electronic application is made in respect of the provisional allotment of new ordinary shares accepted by the Applicant and (if applicable) the excess ordinary shares which the Applicant has applied for.

21. Where any acceptance and/or application and/or payment does not conform strictly to the instructions set out under the Singapore offer information statement, the ARE, the ARS, the provisional allotment letter, or PAL, and/or any other application form for new ordinary shares and/or excess ordinary shares, or is illegible, incomplete or incorrectly completed or is accompanied by an improperly or insufficiently drawn remittance or does not comply with the instructions for electronic application, or where the “Free Balance” of the entitled depositor’s or the purchaser’s (as the case may be) Securities Account is not credited, with or is credited with less than the relevant number of new ordinary shares accepted as at the last time and date for acceptance, excess application and payment for the new ordinary shares, our company and/or CDP may, at their/its absolute discretion, reject or treat as invalid any such acceptance, application, payment and/or other process of remittance at any time after receipt in such manner as they/it may deem fit.

Our company and/or CDP shall be entitled to process each application submitted for the acceptance of new ordinary shares, and where applicable, excess application and the payment received in relation thereto, pursuant to such application, by an Applicant, on its own, without regard to any other application and payment that may be submitted by the same Applicant. For the avoidance of doubt, insufficient payment for an application may render the application invalid. Evidence of payment (or overpayment) in other applications shall not constitute, or be construed as, an affirmation of such invalid acceptance of new ordinary shares and (if applicable) application for excess ordinary shares.

Part B. Instructions for Acceptance, Splitting, Renunciation, Excess Application and Payment by Entitled Scripholders

Introduction

Entitled scripholders are entitled to receive the Singapore offer information statement (if their registered address with the Share Registrar as at the ordinary shares books closure date is in Singapore, or if they had, at least three market days prior to the ordinary shares books closure date, provided the Share Registrar with an address in Singapore for the service of notices or documents) or the U.S. prospectus together with this instructions booklet (if their registered address with the Share Registrar as at the ordinary shares books closure date is in the United States, or if they had, at least three market days prior to the ordinary shares books closure date, provided the Share Registrar with an address in United States for the service of notices or documents) together with the following documents which are enclosed with, and are deemed to constitute a part of, the Singapore offer information statement:

The PAL, incorporating:

Form of Acceptance	Form A
Request for Splitting	Form B
Form of Renunciation	Form C
Form of Nomination	Form D
Excess Ordinary Shares Application Form	Form E

The provisional allotment of the new ordinary shares and application for excess ordinary shares are governed by the terms and conditions of the Singapore offer information statement, (if applicable) our Memorandum and Articles of Association and the enclosed PAL. The number of new ordinary shares provisionally allotted to entitled scripholders is indicated in the PAL. Entitled scripholders may accept their provisional allotments of new ordinary shares in full or in part and are eligible to apply for new ordinary shares in excess of their entitlements under this rights offering. Full instructions for the acceptance of and payment for the new ordinary shares provisionally allotted to entitled scripholders and the procedures to be adopted should they wish to renounce, transfer or split their provisional allotments are set out in the PAL.

Where any acceptance, (if applicable) excess application and/or payment does not conform strictly to the instructions set out under the Singapore offer information statement, the PAL and/or any other application form for new ordinary shares and/or excess ordinary shares or where any acceptance and (if applicable) excess application is illegible, incomplete, incorrectly completed or accompanied by an improperly or insufficiently drawn remittance, our company and/or the Share Registrar may, at their/its absolute discretion, reject or treat as invalid any such acceptance, excess application, payment and/or other process of remittance at any time after receipt in such manner as they/it may deem fit.

Our company and/or the Share Registrar shall be entitled to process each application submitted by an entitled scripholder or renouncee (as defined below) for the acceptance of his provisional allotment of new ordinary shares and (if applicable) excess application in relation to this rights offering and the payment received in relation thereto on its own, without regard to any other application and payment that may be submitted by the same entitled scripholder or renouncee. For the avoidance of doubt, insufficient payment for an application may render the application invalid. Evidence of payment (or overpayment) in other applications shall not constitute, or be construed as, an affirmation of such invalid acceptance of new ordinary shares and (if applicable) excess application.

Entitled scripholders who intend to trade any part of their provisional allotment of the new ordinary shares on the SGX-ST should note that all dealings in and transactions of the provisional allotment of new ordinary shares through the SGX-ST will be effected under the book-entry (scripless) settlement system. Accordingly, the PALs will not be valid for delivery pursuant to trades done on the SGX-ST.

Subject to compliance with any applicable law or the rules of any applicable stock exchange, we may consummate this rights offering even if the underwriting agreement (as defined in the Singapore offer information statement) is terminated or the conditions precedent to the underwriting obligations of the underwriters under the underwriting agreement are not fulfilled or (if applicable) waived on or prior to the closing date of this rights offering.

Unless expressly provided to the contrary in the Singapore offer information statement and/or the PAL, a person who is not a party to any contracts made pursuant to the Singapore offer information statement and/or the PAL has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term of such contracts. Notwithstanding any term contained herein or therein, the consent of any third party is not required for any subsequent agreement by the parties hereto or thereto to amend or vary (including any release or compromise of any liability) or terminate such contracts. Where third parties are conferred rights under such contracts, those rights are not assignable or transferable.

Form of Acceptance (Form A)

Entitled scripholders who wish to accept their entire provisional allotments of new ordinary shares or to accept any part of it and decline the balance, should duly complete and sign the Form of Acceptance (Form A) of the PAL for the number of new ordinary shares which they wish to accept and forward the PAL, in its entirety, together with a single remittance for the full amount due and payable on acceptance in the self-addressed envelope, by post at his own risk, provided to CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE SHARE REGISTRAR, M & C SERVICES PRIVATE LIMITED AT 138, ROBINSON ROAD, #17-00, THE CORPORATE OFFICE, SINGAPORE 068906 so as to arrive not later than 5.00 p.m. on April 6, 2009.

Appropriation

An entitled scripholder should note that by accepting his provisional allotment of new ordinary shares, he acknowledges that, our company and the Share Registrar, in determining the number of new ordinary shares which the entitled scripholder has given instructions to accept, shall be authorised and entitled to have regard to the aggregate amount of payment received for the acceptance of provisionally allotted new ordinary shares, whether by way of cashier’s order or banker’s draft drawn on a bank in Singapore.

Request for Splitting (Form B) and Renunciation (Form C)

Entitled scripholders who wish to accept a portion of their provisional allotments of new ordinary shares and renounce the balance of their provisional allotment of new ordinary shares, or who wish to renounce all or part of their provisional allotments of new ordinary shares in favour of more than one person, should first, using the Request for Splitting (Form B) of the PAL, request to have their provisional allotments of new ordinary shares under the PAL split into separate PALs, or split letters, according to their requirements. The duly completed and signed Form B together with the PAL, in its entirety, should be returned, by post at their own risk, to reach our Share Registrar not later than 5.00 p.m. on March 31, 2009. Split letters will then be issued to entitled scripholders in accordance with their request. No split letters will be issued to such entitled scripholders if the Form B (together with the whole of the PAL) is received after 5.00 p.m. on March 31, 2009.

The split letters representing the number of new ordinary shares, which entitled scripholders intend to renounce, may be renounced by completing the Form of Renunciation (Form C) before delivery of such split letters to the renouncees. Entitled scripholders should complete Form A of the split letter(s) representing that part of their provisional allotments they intend to accept, if any, and forward the said split letter(s) together with the remittance for the payment therefor in the prescribed manner to our Share Registrar so as to arrive not later than 5.00 p.m. on April 6, 2009.

Entitled scripholders who wish to renounce their entire provisional allotments of new ordinary shares in favour of one person, or renounce any part of it in favour of one person and decline the balance, should complete Form C for the number of provisional allotments of new ordinary shares which they wish to renounce and deliver the PAL in its entirety to the renouncees as soon as possible.

Form of Nomination (Form D)

The renouncee(s) should complete and sign the Form of Nomination (Form D) and forward Form D, together with the PAL in its entirety and the remittance for the payment in the prescribed manner to our Share Registrar by post at his/their own risk so as to arrive not later than 5.00 p.m. on April 6, 2009.

Each entitled scripholder may consolidate the new ordinary shares provisionally allotted in the PAL together with those comprised in any PALs and/or split letters renounced in his favour by completing and signing Form A and the Consolidated Listing Form in Form D and attaching thereto all the said renounced PALs and/or split letters, each duly completed and signed and with the serial number of the principal PAL (as hereinafter defined) stated on each of them.

A renouncee who is not an entitled scripholder and who wishes to consolidate the provisional allotments of new ordinary shares comprised in several renounced PALs and/or split letters in one name only or in the name of a joint Securities Account should complete the Consolidated Listing Form in Form D of only one PAL or split letter, or the principal PAL, by entering therein details of the renounced PALs and/or split letters and attaching thereto all the said renounced PALs and/or split letters, each duly completed and signed, and with the serial number of the principal PAL stated on each of them.

ALL THE RENOUNCED PALS AND SPLIT LETTERS, EACH DULY COMPLETED AND SIGNED, MUST BE ATTACHED TO FORM A OR FORM D (AS THE CASE MAY BE).

Payment

Payment in relation to the PAL must be made in Singapore currency in the form of a cashier’s order or banker’s draft drawn on a bank in Singapore and made payable to “CHARTERED SGD RIGHTS OFFERING ACCOUNT” and crossed “NOT NEGOTIABLE, A/C PAYEE ONLY” with the name and address of the entitled scripholder or acceptor clearly written in block letters on the reverse side of the remittance. NO OTHER FORM OF PAYMENT (INCLUDING THE USE OF A PERSONAL CHEQUE, POSTAL ORDER OR MONEY ORDER ISSUED BY A POST OFFICE IN SINGAPORE) WILL BE ACCEPTED. The completed PAL and the single remittance for the amount due and payable on acceptance should be addressed and forwarded, at the sender’s own risk, to CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE SHARE REGISTRAR, M & C SERVICES PRIVATE LIMITED at 138, ROBINSON ROAD, #17-00, THE CORPORATE OFFICE, SINGAPORE 068906 so as to arrive not later than 5.00 p.m. on April 6, 2009.

If acceptance and (if applicable) excess application and payment in the prescribed manner as set out in the Singapore offer information statement and the PAL is not received by 5.00 p.m. on April 6, 2009, the provisional allotments of new ordinary shares will be deemed to have been declined and will forthwith lapse and become void, and cease to be capable of acceptance, and such provisional allotments not so accepted will be used to satisfy excess applications, if any, or disposed of or dealt with in such manner as our directors may, in their absolute discretion, deem fit in the interests of our company. Our company will return or refund all unsuccessful acceptance and (if applicable) application monies received in connection therewith BY ORDINARY POST and at the risk of the entitled scripholders or their renouncee(s), as the case may be, without interest or any share of revenue or benefit arising therefrom within 14 days of the last time and date for acceptance, excess application and payment for the new ordinary shares on April 6, 2009.

Application for Excess Ordinary Shares (Form E)

Entitled scripholders who wish to apply for excess ordinary shares in addition to those which have been provisionally allotted to them may do so by completing the Excess Ordinary Shares Application Form (Form E) of the PAL and forwarding it with A SEPARATE REMITTANCE for the full amount payable in respect of the excess ordinary shares in the form and manner set out above, at their own risk, to CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE SHARE REGISTRAR, M & C SERVICES PRIVATE LIMITED at 138 ROBINSON ROAD, #17-00 THE CORPORATE OFFICE, SINGAPORE 068906 so as to arrive not later than 5.00 p.m. on APRIL 6, 2009. NO OTHER

FORM OF PAYMENT (INCLUDING THE USE OF A PERSONAL CHEQUE, POSTAL ORDER OR MONEY ORDER ISSUED BY A POST OFFICE IN SINGAPORE) WILL BE ACCEPTED.

Applications for the excess ordinary shares are subject to the terms and conditions contained in the PAL, Form E, the Singapore offer information statement and (if applicable) our Memorandum and Articles of Association. Applications for excess ordinary shares will, at our directors’ absolute discretion, be satisfied from such new ordinary shares as are not validly taken up by the entitled depositors or the purchasers of the provisional allotments of new ordinary shares, the entitled scripholders or their renouncees, the new ordinary shares underlying disregarded fractional entitlements, the unsold “nil-paid” provisional allotments of new ordinary shares (if any) of ineligible shareholders and any new ordinary shares that are otherwise not taken up for whatever reason in accordance with the terms and conditions contained in the ARE, ARS and/or PAL, Form E, the Singapore offer information statement and (if applicable) our Memorandum and Articles of Association. If the aggregate number of excess ordinary shares available for subscription (either directly or in the form of ADSs) is less than the aggregate number of excess ordinary shares so subscribed for, we will allocate the available excess ordinary shares to holders who have applied to subscribe for such excess ordinary shares. Such allocation will be made at our discretion primarily based on each applicant’s relative shareholding in our company as of the ordinary share books closure date and ADS record date, respectively, provided that no applicant for excess ordinary shares shall be allocated more excess ordinary shares than the number for which they have applied. Priority will be given to the rounding of odd lots but otherwise, no distinction will be made between directors, substantial shareholders, other shareholders of our company and other applicants for excess ordinary shares. Our directors reserve the right to allot the excess ordinary shares applied for under the Form E in any manner they deem fit and to reject, in whole or in part, any application for excess ordinary shares without giving any reason whatsoever. In the event that the number of excess ordinary shares allotted to the entitled scripholder is less than the number of excess ordinary shares applied for, the entitled scripholder shall be deemed to have accepted the number of excess ordinary shares actually allotted to him.

If no excess ordinary shares are allotted to entitled scripholders or if the number of excess ordinary shares allotted to them is less than that applied for, it is expected that the remittance submitted on application or the surplus application monies, as the case may be, will be returned or refunded to them by our company without interest or any share of revenue or other benefit arising therefrom, by means of a crossed cheque drawn on a bank in Singapore and sent to them at their mailing addresses as maintained with our Share Registrar, within 14 days of the last time and date for acceptance, excess application and payment for the new ordinary shares at 5.00 p.m. on April 6, 2009, BY ORDINARY POST at their own risk. In determining the amount of surplus application monies to be refunded, the aggregate amount payable for the excess ordinary shares allotted to an entitled scripholder will be rounded upwards to the nearest whole cent.

General

No acknowledgements or receipts will be issued in respect of any acceptances, remittances or applications.

Entitled scripholders who are in doubt as to the action they should take should consult their stockbroker, bank manager, solicitor, accountant or other professional adviser immediately.

Upon the listing and quotation on the Official List of the SGX-ST, any trading of new ordinary shares on the SGX-ST will be via the book-entry (scripless) settlement system. All dealings in, and transactions (including transfers) of, the new ordinary shares effected through the SGX-ST and/or CDP shall be in accordance with CDP’s “Terms and Conditions for Operation of Securities Accounts with The Central Depository (Pte) Limited” and “Terms And Conditions for The Central Depository (Pte) Limited to Act as Depository for The Rights Shares”, as the same may be amended from time to time, copies of which are available from CDP.

Entitled scripholders and their renouncees who wish to accept the new ordinary shares provisionally allotted to them and (if applicable) apply for excess ordinary shares, and who wish to trade the new ordinary shares issued to them on the SGX-ST under the book-entry (scripless) settlement system, should open and maintain Securities Accounts with CDP in their own names (if they do not already maintain such Securities Accounts) before accepting any new ordinary shares or applying for any excess ordinary shares, in order for the new ordinary shares and, if applicable, the excess ordinary shares that may be allotted to them to their Securities Accounts. Entitled scripholders and their renouncees who wish to accept and/or apply for the excess ordinary shares and have their new ordinary shares credited into their Securities Accounts must fill in their Securities Account numbers and/or National Registration Identity Card, or NRIC, or passport numbers (for individuals) or registration numbers (for corporations) in the relevant forms comprised in the PAL. Entitled scripholders and their renouncees who fail to fill in their Securities Account numbers and/or NRIC/passport numbers (for individuals) or registration numbers (for corporations) or who provide incorrect or invalid Securities Account numbers and/or NRIC/passport numbers (for individuals) or registration numbers (for corporations) or whose particulars provided in the forms comprised in the PAL differ from those particulars in their Securities Accounts maintained with CDP will be issued physical share certificates in their own names for the new ordinary shares allotted to them and if applicable, the excess ordinary shares allotted to them. Such physical share certificates, if issued, will be forwarded to them by ordinary post at their own risk and will not be valid for delivery pursuant to trades done on the SGX-ST under the book-entry (scripless) settlement system, although they will continue to be prima facie evidence of legal title.

If the entitled scripholders’ addresses stated in the PALs are different from their addresses registered with CDP, they must inform CDP of their updated addresses promptly, failing which the notification letters, on successful allotments will be sent to their addresses last registered with CDP.

A holder of physical share certificate(s), or an entitled scripholder who has not deposited his share certificate(s) with CDP but who wishes to trade on the SGX-ST, must deposit with CDP his existing share certificate(s), together with the duly executed instrument(s) of transfer in favour of CDP, and have his Securities Account credited with the number of new ordinary shares or existing ordinary shares, as the case may be, before he can effect the desired trade.

THE LAST TIME AND DATE FOR ACCEPTANCES, EXCESS APPLICATIONS AND PAYMENT FOR THE NEW ORDINARY SHARES AND/OR EXCESS ORDINARY SHARES IS 5.00 P.M. ON APRIL 6, 2009.

Part C. List of Participating Banks

Participating Banks

•	DBS Bank Ltd. (including POSB)

•	Oversea-Chinese Banking Corporation Limited

•	United Overseas Bank Limited and its subsidiary, Far Eastern Bank Limited